SUBSCRIPTION AGREEMENT

Entertainment Activations Inc.

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of Entertainment Activations Inc., a corporation organized under the laws of the state Wyoming (the “Company”); one share of Common Stock has a par value $0.0001 per share. Accordingly, the Subscriber hereby agrees as follows:

1.Subscription

1.1The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth on the Signature Page attached to this Subscription Agreement (the "Agreement"), in consideration of $ 0.02 per share. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2The closing of the Subscription of Shares hereunder (the "Closing") shall occur immediately upon: receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and receipt of all funds for the subscription of shares hereunder.

2.1A check or electronic transfer of funds made payable to the order of Entertainment Activations Inc. or a wire transfer payment to the Company's account.

 3.1The Subscriber, hereby acknowledges and fully comprehends that the offering of the Shares for purchase has not undergone review or registration by the United States Securities & Exchange Commission ("SEC"). Furthermore, the Subscriber acknowledges that these Shares have not been registered under the Securities Act of 1933 (the "Act") and, as such, they may not be offered for sale or sold within the United States or to U.S. persons, except under specific conditions: either after the Shares are duly registered under the Act, in strict accordance with the provisions set forth in Regulation S of the Act, or pursuant to an applicable exemption from registration.

3.2All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

4.  Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Nevada.

5. Execution in Counterparts. This Subscription Agreement may be executed in one or more counterparts.

6. Persons Bound. This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

7.  Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

8. CERTIFICATION. THE SUBSCRIBER CERTIFIES THAT THEY HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE

SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of Entertainment Activations Inc. (the "Company") as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

_____________ preferred shares

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

BUYER:___________________

COMPANY: Entertainment Activations Inc.

By:

Name: Peter Klamka

Title:  CEO